AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made as of this 1st day of July, 1997 by and between Susan E. Ventresca, ("Seller") and Jackson
Hewitt Inc., a Virginia corporation (the "Purchaser").

WHEREAS, the Seller owns and operates certain Jackson Hewitt Tax Service ("Jackson Hewitt") franchises in the State of New York, as set forth in Exhibit A (the "Franchise Territories"); and

WHEREAS, the Seller desires to sell, and Purchaser desires to purchase, all of the tangible and intangible assets associated with Seller's operation of the Franchise Territories.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto mutually agree as follows:

         1. Sale of Assets; Nonassumption of Liabilities. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 3), the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, all of the assets and rights of every nature, kind and description, tangible and intangible, wherever located, that are owned, used or held for use by the Seller in or for the Franchise Territories, as the same shall exist on the Closing Date (as defined in Section 3) (the "Assets"), free and clear of any and all liens and encumbrances including without limitation the following:

                  a. All furniture, fixtures, equipment, supplies and other tangible property of a similar nature, including without limitation the items set forth in Exhibit B;

                  b. Electronically provided customer information;


                  c. any accounts receivable, notes receivable, drafts or other similar instruments;

                  d. all inventory;

                  e. all of Seller's right, title and interest under (i) any equipment leases relating to equipment commonly utilized by Purchaser's business partners as identified in Exhibit B, (ii) Seller's Amherst office lease (number 10063), and (iii) those other contracts of Seller specifically identified on Exhibit B.

                  f. all customer and supplier lists, mailing lists, catalogs, brochures and handbooks relating to the Franchise Territories;

                  g. all business licenses and permits, and manufacturer warranties, to the extent transferable;

                  h. all trademarks, service marks, trade names and other goodwill or intellectual property associated with the Franchise Territories; and

                  i. originals, or if not available, copies, of all other books, records, files, contracts, plans, notebooks, production and sales data and other data of Seller relating to the Franchise Territories.

Notwithstanding anything in the foregoing to the contrary, all Jackson Hewitt rebates payable to Seller will be paid in the same manner as are paid other business partners of the Purchaser. Except as expressly set forth in this Agreement to the contrary, Purchaser shall not assume or otherwise become obligated for any of Seller's liabilities, whether known or unknown, absolute or contingent, of any nature whatsoever, whether related to the Franchise Territories or otherwise.

         2. Purchase Price.

                  a. The purchase price for the Assets ("Purchase Price") shall equal (a) the lesser of (x) six times the cash flow (defined as earnings before interest, taxes, depreciation and amortization as determined in accordance with generally accepted accounting principles ("GAAP"))of the Franchise Territories for the one year period ending April 30, 1997 or (y) 120% of the gross revenues (as determined in accordance with GAAP, provided that such term shall be deemed to include off season and tax season income tax preparation revenues, bank fees, tax school income, accrued rebates, and other sources of income commonly accruing to business partners of the Purchaser) of the Franchise Territories for the one year period ending April 30, 1997, plus (b) $40,000, representing $20,000 for each of the unopened territories that Seller currently possesses the right to, minus (c) $88,253.00, representing all of the outstanding liabilities and debts of Seller owed to the Purchaser as of the date of this Agreement, with such amount to be adjusted through the Closing Date. Purchaser shall have the right, at its own cost and expense, to conduct an audit of Seller's books and records for the one year period ended April 30, 1997 for the purpose of determining the Purchase Price (the "Audit").

                  For purposes of this Agreement, the formula identified in a
(a)(x) above was the lesser amount. The purchase price is computed as follows:
Cash Flow of $48,254.00 x 6 = $289,542.00 + $40,000.00 (representing the 2 unopened territories) = $329,542.00 (the "Purchase Price") less amounts due and owing of: $88,253.00 to equal a cash payment to Seller of $241,289.00.

                  b. Seller will be entitled to defer until the Closing all principal and interest payments owed by them to the Purchaser that were due and payable on February 28, 1997, together with accrued interest on such debt through the Closing, with such amounts to be subtracted from the Purchase Price payable to Seller at Closing pursuant to Section 2.a.(c) above.

                  c. At the Closing, Seller and Purchaser shall agree to an allocation of the Purchase Price among the Assets. Each of the parties hereto agrees to report the sale and purchase of the Assets for state and federal income tax purposes in accordance with such allocation of the Purchase Price.

         3. Closing Date.

                  a. The closing ("Closing") of the transactions contemplated by this Agreement shall take place at such location as is mutually agreeable to Seller and Purchaser. The Closing shall occur ("Closing Date") within 15 days after the completion of the Audit by Purchaser for the purpose of making the Purchase Price calculation as contemplated by Section 2.a. above, or, if the parties agree on the Purchase Price and the Audit is not undertaken by Purchaser, then within 15 days after the date on which the Purchase Price is agreed upon; provided, however, that in no event may the Closing occur later than July 15, 1997 without the mutual written agreement of both Seller and Purchaser.

                  b. At the Closing, Seller shall deliver to Purchaser (w) a Bill of Sale with respect to the Assets, (x) Assignment and Assumption Agreements with respect to the leases and contracts contemplated by Section 1.e,
(y) such agreements and certificates as are contemplated by Section 6, and (z) such other instruments of sale, transfer and conveyance as are reasonably requested by Purchaser and its counsel, all in such forms as are acceptable to Purchaser and its counsel. At the Closing, Purchaser shall pay to Seller in cash an amount, if any, equal to the Purchase Price as determined pursuant to Section 2.a. above. In addition, at the Closing, Purchaser, Seller shall enter into the Release Agreement in the form attached hereto as Exhibit C ("Release Agreement").

         4. Representations and Warranties of Seller. Seller jointly and severally, represent and warrant to Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

                  a. Seller has good and marketable title to the Assets and the absolute and unqualified right to sell, assign, and transfer the Assets to the Purchaser, free and clear of all liens, pledges, and encumbrances of any kind, including without limitation pledges or liens on the Jackson Hewitt name or other intellectual property of Seller.

                  b. The Seller is a sole proprietorship duly organized, validly existing and in good standing under the laws of the State of New York. The Seller is qualified to do business in the State of New York.

                  c. All of the Assets that constitute furniture, fixtures, equipment and other tangible personal property of Seller are in good working order and are fit for the purposes for which they are intended to be used.

                  d. The Seller is not a party to any contract, written or oral, unless specifically identified in this Agreement or attached as a Schedule hereto, that is not terminable by its terms on thirty (30) days or less notice, including without limitation employment agreements, labor contracts, or distributor or dealer sales or purchase contracts pertaining to the Seller's operation of the Franchise Territories. The Seller has performed all obligations required to be performed by it to date under any contracts, agreements, leases, or other documents to which it is a party, and is not in default with respect thereto, including without limitation the Franchise Agreements between the parties for the Franchise Territories ("Franchise Agreements").

                  e. There are no actions, suits or proceedings of law or in equity pending or threatened against, or filed by, the Seller before or by any federal, state, municipal, or other governmental department, commission, board, agency or instrumentality, that involve any claim which would adversely affect the business, affairs or prospects of the Franchise Territories or the Assets being transferred hereunder. The Seller is not in default with respect to any order, writ, injunction, or decree of any court or any federal, state, municipal, or other governmental department, commission, board, agency or instrumentality which would adversely affect the business, affairs or prospects of the Franchise Territories or the Assets being transferred hereunder.

                  f. The Seller has filed in correct form all income tax returns required by law for all years and/or periods and all amounts due thereunder have been paid, and Seller has made provision for filing such returns for the 1996 tax year. All franchise, social security, withholding, real and personal property tax, sales and use tax and all other returns that are currently due have been filed, and the amounts due thereunder have been paid. All income, franchise, social security, withholding, real and personal property tax, sales and use tax and all other returns that are not currently due will be filed timely, and the amounts owed thereunder will be paid when due by the Seller. There are no audits or other investigations threatened or pending with respect to any tax returns of the Seller or the operation of the Franchise Territories. Seller has complied with all applicable laws relating to the reporting, payment, collection and withholding of taxes. There are no tax liens on the Assets. Seller has provided Purchaser a true and correct copy of Seller's profit and loss statement as of April 30, 1997, and the related income statement ("Financial Statements"). The Financial Statements are consistent with the books and records of the Seller and fairly present the financial position and the results of operations of the Seller as of the dates thereof and for the periods covered thereby in accordance with GAAP consistently applied. The books and financial records of the Seller made available to the Purchaser constitute a complete record of its financial affairs and accurately set forth all revenues, expenses, assets and liabilities.

                  g. All financial information, including the Financial Statements and Gross Volume Reports, presented to the Purchaser fully disclose, present, and accurately and fairly represent the financial condition of the Seller as of the date thereof and the results of operations for the periods covered thereby and are not misleading, and all the aforementioned documents have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.

                  h. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach (i) of any of the terms, conditions or provisions of any regulation, order, writ, injunction or decree of any court or government instrumentality to which Seller is subject or (ii) of any agreement or other instrument to which the Seller is a party or by which they are bound or constitute (with the giving of notice or the passage of time or both) a default thereunder, or result in any lien or encumbrance on any of the Assets.

                  i. The execution of this Agreement and all documents contemplated hereby have been duly and validly authorized by all requisite action, and no other proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes the duly binding and legal obligations of the Seller enforceable against them in accordance with its terms.

                  j. The Seller hereby relinquish all rights granted pursuant to the Franchise Agreements and acknowledge that all post-term covenants of such Franchise Agreements will be adhered to upon execution of this Agreement and thereafter.

                  k. The Seller shall use their best efforts to insure the Purchaser's success in the Franchise Territories and shall take no actions to hinder or compromise the Purchaser's success.

                  l. Seller does not have any subsidiaries.

                  m. Seller has provided Purchaser with correct and complete copies of all equipment and real property leases to which Seller is a party and relating to the operation of the Franchise Territories ("Leases"). Each Lease is valid and enforceable in accordance with its terms, is in full force and effect and has not been canceled, terminated or modified in any way. To the best of Seller's knowledge, upon reasonable investigation and inquiry, no lessor is in default under any of the Leases.

                  n. The Seller has, and on the Closing Date will have, complied with all applicable laws, regulations and orders, including without limitation laws related to the protection of the environment, and laws related to employees and employee benefits. The Seller has not received any notice of any violation of any law, regulation or order. No license from or consent of any governmental authority is required by any applicable law, statute, rule, regulation or ordinance for the Seller to conduct its business as presently conducted.

                  o. No representation, warranty or statement by the Seller contained in this Agreement, or in any other document or agreement furnished or to be furnished to the Purchaser in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary in order to make the statements contained or to be contained therein not misleading.

         5. Survival of Representations and Warranties. The representations and warranties set forth in Section 4 shall survive the Closing and remain in effect forever thereafter (subject only to applicable statutes of limitations), and shall not be affected by any investigation, verification, or approval by any party hereto or by anyone on behalf of any of such parties.

         6. Conditions to Obligations of Purchaser. The obligation of the Purchaser to consummate the transactions contemplated hereby is subject to the condition that at or prior to the Closing (or within such shorter time as may be specifically provided) all of the following shall have occurred:

                  a. The Seller shall have delivered to the Purchaser evidence of approval of this transaction by all necessary corporate action.

                  b. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller at or before the Closing shall have been duly complied with and performed. Seller shall certify the foregoing in writing to the Purchaser at Closing.

                  c. The representations and warranties of the Seller set forth in Section 4 shall be true and correct on the date hereof and on and as of the Closing with the same force and effect as if such representations and warranties had been made on and as of the Closing, and the Seller will at Closing certify in writing that all such representations and warranties are true on and as of the Closing.

                  d. From the date hereof until the Closing, there shall not have been any material adverse change in the Seller's financial condition, assets, liabilities, business or prospects. The Assets being transferred to the Purchaser shall not have been materially and adversely affected as a result of any fire, accident, or other casualty or any act of God or the public enemy, and shall be in substantially the same condition as represented in this Agreement. Seller shall certify the foregoing in writing to Purchaser at Closing.

                  e. The Purchaser shall have received written evidence, in form and substance satisfactory to the Purchaser and its counsel, to the effect that:

                           i. The Seller is  authorized  to do  business in each
jurisdiction  where the Seller has been doing business.

                           ii. The  Seller  has good and  marketable  title to
the Assets being sold hereunder and has full power and authority to sell and transfer them to the Purchaser, and upon transfer, the Purchaser will have good, marketable and indefeasible title to such Assets, free and clear of all liens, charges and encumbrances of any kind.

                  f. Purchaser shall be satisfied that the books and records of Seller support the representations and warranties made by Seller hereunder.

                  g. At the Purchaser's request, the Seller shall seek the lessor's or landlord's consent to the assignment of any or all leases used in Seller's operations and the obtainment of any or all of such consents shall, at the sole and absolute discretion of Purchaser, be a condition to Purchaser's obligations hereunder. Purchaser and the Seller will comply with any normal and customary condition placed on any assignment by any lessor or landlord. The Seller's obligations hereunder will survive Closing.

                  h. No action, suit or proceeding shall be pending or threatened that would prevent consummation of the transactions contemplated by this Agreement or affect adversely the rights of Purchaser to own the Assets or conduct business operations in the Franchise Territories as currently conducted by Seller.

                  i. This Agreement and the transactions contemplated hereby shall have been ratified and approved by the Board of Directors of the Purchaser.

         7. Pre-Closing Covenants.

                  a. The Seller will conduct its business only in the ordinary course from the date hereof to the Closing, will use its best efforts to maintain a good relationship and its goodwill with its customers and suppliers and will make no payment or distribution of any of the Assets to any person or entity.

                  b. If requested by Purchaser, Seller will sign a joint letter notifying the Seller's employees of the change in ownership of the Franchise Territories and advising such employees that the Purchaser may, but is not obligated to, offer them employment, and that employment by the Purchaser will be separate and distinct from their employment by the Seller, with no carry over of benefits or obligations.

                  c. Seller will afford to the officers, attorneys, accountants and other representatives authorized by the Purchaser free and full access to the offices, properties, books and records of the Seller in order that the Purchaser may have full opportunity to make whatever investigation it shall desire of the affairs, business and prospects of the Seller, provided that such investigation shall not unreasonably interfere with the operations of Seller.

                  d. Seller shall give prompt written notice to Purchaser prior to Closing of any development causing a breach of any statement, representation or warranty made by Seller in this Agreement; provided however that no such notice shall be deemed to amend, supplement, modify or cure any misstatement or breach of a representation or warranty by Seller.

         8. Covenant Not to Compete. Seller acknowledges that in the course of her ownership of Jackson Hewitt franchises, she acquired and compiled confidential information regarding the franchises. Accordingly:

         a. Seller agrees as of the closing date, she will not, directly or indirectly, compete with Purchaser within a ten mile radius of the franchise territories set forth on Exhibit A within which Seller performed services or met with customers during the past year, for a period of five (5) years following the Closing.

         b. It is the specific intent of the parties that Seller shall be restricted from competing directly or indirectly with any segment of Purchaser's acquired business in which Seller engaged prior to the sale of her franchises to Purchaser, and from any segment of the Purchaser's business about which Seller acquired proprietary or confidential information during the time she owned and operated the franchises. This business shall include, but not be limited to, advertising and marketing directed to those individuals, corporations or other entities required to file tax returns with the Internal Revenue Service or other relevant state tax collection agencies; providing advice and counselling to entities regarding tax planning, completing and filing tax returns for customers, representing or providing testimony or evidentiary support in the event of customer tax filings and/or challenges to customer's tax filings. These operations include a mechanism for providing customers, upon the electronic filing of their tax returns, with refund anticipation loans, in anticipation of their actual tax refunds and accelerated refunds.

         c. Seller agrees that competition shall include, but not be limited to, engaging in competitive activity, either as an individual, as a partner, as a joint venturer with any other person or entity, or otherwise associated in a competitive activity with any business entity which directly or indirectly competes with Purchaser.

         d. Seller and Purchaser have examined in detail this covenant not to compete and agree that the restraint imposed upon Seller is reasonable in light of the legitimate interests of Purchaser, and it is not unduly harsh upon Seller's ability to earn a livelihood.

         9. Nondisclosure of Confidential Information.

                  a. Seller agrees to uphold and safeguard any information about Purchaser or the franchises sold to Purchaser gained by Seller during the course of their ownership and operation of the franchises. Seller shall not, without prior written consent of Purchaser, misappropriate, disclose, or make available to anyone for use outside the Purchaser's organization at any time, any information about the Purchaser, or Purchaser's customer's, whether or not developed by Seller.

                  b. Seller understands and agrees that any information about the Purchaser or the Purchaser's customers is the property of the Purchaser and is essential to the Purchaser's goodwill and to the maintenance of the Purchaser's competitive position and accordingly should be kept secret. Such information shall include, but is not limited to, the Purchaser's confidential information, data, technical data, customer lists, personnel information, products, special hardware, software, software under development, manuals, formulae, processes, methods, advertising techniques, or other confidential or proprietary information belonging to the Purchaser or related to Purchaser's business affairs.

         10. Injunctive Relief.

                  a. Seller acknowledges that the remedies at law for any breach of the restrictive covenants contained herein will be inadequate, and that the Purchaser shall be entitled to injunctive relief against the Seller in addition to any other remedy and damages available. The Seller acknowledges that the restrictions contained herein are reasonable, but agrees that if any court of competent jurisdiction shall hold such restrictions unreasonable as to time, geographic area, activities or otherwise, such restrictions shall be deemed to the reduced to the extent necessary in the opinion of such court to make them reasonable.

                  b. The Seller agrees that the non-competitive obligation contained herein shall be extended for the length of time which Seller shall have been in breach of that provision. Seller recognizes that the time periods included in this restrictive covenant shall begin on the date a court of competent jurisdiction enters an order enjoining her from violating such provisions unless good cause can be shown as to why the periods should not begin at that time.

         11. Non-solicitation. Seller shall not, and they shall cause its and their shareholders, immediate family members, officers, directors, successors and assigns (the "Affiliates") to not, directly or indirectly engage in, nor have an interest in any business, firm, person, partnership, or corporation that engages in the operation of a business under any name which performs services similar to those performed by a Jackson Hewitt franchisee within a ten (10) mile radius of the Franchise Territories set forth in Exhibit A within which the Seller performed services or met with customers during the past year, for a period of five (5) years following the Closing. The Seller and its Affiliates shall not solicit the Seller's former customers, nor shall they divulge, communicate, use to the detriment of the Purchaser, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse any of the Seller's confidential information, data, technical data, customer lists, or personnel information. In the event of breach of this covenant by the Seller and/or Affiliates, the Purchaser shall be entitled to injunctive relief as well as to damages sustained and the recovery of court costs and reasonable attorney's fees.

         12. Indemnification.

                  a. Seller shall jointly and severally indemnify and defend the Purchaser and each of Purchaser's officers, directors, employees, stockholders, agents, advisors or representatives (collectively the "Indemnified Party") against, and hold each of them harmless from, any loss, liability, obligation, damage or expense, including without limitation attorneys' fees and disbursements (collectively "Damages") that the Indemnified Party may suffer or incur incidental to any claim or any proceeding against the Indemnified Party based on or resulting from: (i) the failure of any representation or warranty made by the Seller to be true and correct on the date hereof and on the Closing Date; (ii) Seller's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Seller hereunder;
(iii) any liability of the Seller related to the Assets or the Franchise Territories, except to the extent that Purchaser specifically assumes any liability of Seller under any leases pursuant to the terms of this Agreement and any Assignment and Assumption Agreements delivered at Closing; or (iv) the ownership or operation of the Franchise Territories or Assets prior to the Closing Date.

                  b. If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against Seller (the "Indemnifying Party") under this Section 12, then the Indemnified Party shall promptly notify the Indemnifying Party thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, or relating to the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  c. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.b. above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party not to be withheld unreasonably, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party not to be withheld unreasonably.

                  d. In the event any of the conditions in Section 9.b. above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim, and (C) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, or relating to the Third Party Claim to the fullest extent provided in this Section 9.

         13. Termination.

                  a. This Agreement may be terminated at any time prior to the Closing (i) by the mutual agreement of the Purchaser and the Seller; (ii) by the Purchaser or the Seller (if such party is not in breach of or default under this Agreement) giving written notice to such affect to the other party if the Closing shall not have occurred on or before July 15, 1997, or such later date as the parties shall have agreed upon in writing prior to the giving of such notice; or (iii) by the Purchaser in the event of a material breach by or default of Seller of any provision of this Agreement.

                  b. Upon termination of this Agreement pursuant to Section 10.a., all obligations of the parties shall terminate except those under Section 12 related to indemnification, provided, however, that no such termination shall relieve the Seller of any liability to the Purchaser by reason of any breach of or default under this Agreement.


         14. Further Offers. Until Closing, the Seller will (i) not provide any information about the Franchise Territories, with the intent to sell or solicit an offer to purchase the Assets of the Seller or the Franchise Territories, or a material interest therein to anyone other than the Purchaser, (ii) not negotiate or discuss with any other potential buyer other than the Purchaser the sale or possible sale of Assets of the Seller or the Franchise Territories, or any material interest therein, (iii) not sell or agree to sell the Assets of the Seller or the Franchise Territories, or any interest therein and not solicit any offer or indication of interest concerning the possible sale of the Assets of the Seller or the Franchise Territories, or any interest therein, and (iv) advise the Purchaser immediately of the receipt of any written offer or written proposal for any material interest in the Assets of the Seller or the Franchise Territories, including the terms of such an offer. The Seller agree that the Purchaser has and will expend considerable time and money in negotiating the purchase of the Assets and the preparation of this Agreement. The Seller therefore agrees to pay the sum of $7,000.00_ to the Purchaser as liquidated damages if the Seller breach the provisions of this Section 14.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

         16. Miscellaneous Provisions.

                  a. This Agreement and the Release Agreement constitute the entire understanding of the parties and supersede all prior negotiations, commitments, representations and undertakings of the parties with respect to the subject matter hereto, except that this Agreement and the Release Agreement do not extinguish any covenants in the Franchise Agreements, which by their terms are applicable after the termination of the Franchise Agreements or the sale of the Franchise Territories, and provided further that the Mutual Release Agreement to which Purchaser are parties dated December 31, 1996, shall remain in full force and effect in accordance with its terms.

                  b. The failure of any party to exercise any right, power or option given it in this Agreement or any subsequently executed agreements, or to insist upon strict compliance with the terms of any of them by the other shall not constitute a waiver of the terms and conditions of any of such agreements with respect to any other or subsequent breach thereof, nor a waiver of its rights at any time thereafter to require exact and strict compliance with all of the terms of such agreements. The rights or remedies hereunder, including without limitation the rights of Purchaser under Section 10, 12, 14 are cumulative to, and not in lieu of, any other rights or remedies which may be granted by law.

                  c. This Agreement shall be governed and construed under and in accordance with the laws of the Commonwealth of Virginia without reference to the conflict of laws principles thereof.

                  d. All of the parties hereto submit to the jurisdiction of any state or federal court sitting in Norfolk, Virginia in any action or proceeding arising out of or relating to this Agreement and each of them agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. The parties also agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto. Each party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 16.e. below; provided, however, that nothing herein shall affect the right of the parties to serve legal process in any other manner permitted by law or in equity. Each of the parties agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any manner provided by law or in equity.

                  e. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                        If to the Purchaser:  Jackson Hewitt, Inc.
                                              Attn:  Keith E. Alessi
                                              4575 Bonney Road
                                              Virginia Beach, VA 23462

                        With a copy to:  John M. Paris, Jr., Esq.
                                         Kaufman & Canoles
                                         NationsBank Center
                                         One Commercial Place, 20th Floor
                                         Norfolk, VA  23510

                        If to the Seller:

                                             Susan E. Ventresca
                                             7008 Dawn Drive
                                             Niagara Falls, NY 14304

                        With a copy to:  James Roscetti
                                         730 Main Street
                                         Niagara Falls, NY 14301


                                    Each party may send any notice,  request,
demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail) but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Each of parties may change the address to which notices and other communications hereunder are to be delivered by giving the other party written notice in the manner herein set forth.

                  f. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring one of the parties by virtue of the authorship of any of the provisions of this Agreement.

                  g. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

                  h. Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter, subject to the provisions set forth in Section 13.d. above, in addition to any other remedy to which it may be entitled at law or in equity.

                  i. Should any part of this Agreement, for any reason, be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion and such remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, however, that in the event of a declaration of invalidity, the provision declared invalid shall not be invalidated in its entirety, but shall be observed and performed by the parties to the extent such provision is valid and enforceable. The parties hereby agree that any such provision shall be deemed to be altered and amended to the extent necessary to effect such validity and enforceability.

                  j. The parties waive compliance with the provisions of any bulk sales law that may be applicable to the transactions contemplated hereby.


IN WITNESS THEREOF, the parties have hereunto set their hands and seals on the date first above written.



                                         SELLER:


                                         /S/ SUSAN E. VENTRESCA
                                         ----------------------------
                                         Susan E. Ventresca


                                         ----------------------------
                                         Seller's Address


                                         ----------------------------
                                         City and State and Zip


                                         ----------------------------
                                         Telephone Number


                                         ----------------------------
                                         Seller's TIN/EIN/SS #



                                         PURCHASER:
                                         JACKSON HEWITT INC.



                                         By:  /S/ KEITH E. ALESSI
                                            ---------------------------------
                                               Keith E. Alessi, President/CEO

EXHIBIT A



Franchisee's Jackson Hewitt Inc. granted franchise territories consist of the following:

NY021 with zips: 14301, 14092, 14305, 14174
NY019 with zips: 14132, 14120, 14131
NY201 with zips: 14150, 14217 West of excluding Elmwood Avenue and N of including Sheridan Drive
NY015 with zips: 14226, 14223
NY550 with zips: 14304, 14303, 14072
NY202 with zips: 14216, 14217 E of including Elmwood Ave. and S. of excluding
      Sheridan Drive, 14207

EXHIBIT B

ASSETS

Client Files, all copies on hard disk drive or floppy disk drive, all paper copies and all related databases, Bank Products documents or applications, 8453s

All rights to telephone numbers: 871-9685, 832-7628, 284-0002, 297-0007, Seller to retain all deposits.

Goodwill

Any and all rights to the lease dated June 14, 1995 for the premises known as:
3071 Sheriden Drive, Store 10 in Amherst, NY with lessor Northtown, Inc.

The following equipment:

16 Bevis Desks (with extra center pieces)
4 O'Sullivan desks (one of which owned by Jackson Hewitt)
83 Black Customer Chairs
5 Grey Tax Prep Chairs
18 Red Tax Prep Chairs
3 Filing Cabinets
3 6 foot folding tables
1 4x10 overhead sign
1 channel letter sign (TAX SERVICE)
1 3x14 foot sign (with 2 3x3 logo faces and 1 2x8 Tax Service Face)
6 Illuminated interior window signs with interchangeable faces
4 coffee stands
3 coffee tables
1 Konica copier (1015) and stand
10 386 computers, with keyboards (1 of which owned by Jackson Hewitt) 14 Dividers (some belong to Jackson Hewitt)
3 overhead projectors
8 2-line phones
1 HP 4+ printer
1 486 Computer, color monitor and keyboard
Front office printing devices

The attached leased equipment to the extent not included above, which are on an Aloha Lease.

All offices have:

Miscellaneous Supplies
Trash Cans
Wall signs
Crates
Radios
Employee boxes
Banners

                                  Bill of Sale

Seller, Susan E. Ventresca, conveyed the following assets to Purchaser, Jackson
Hewitt Inc. on       , 1997

Electronically provided customer information
Goodwill
The following items of equipment:

16 Bevis Desks (with extra center pieces)
4 O'Sullivan desks (one of which owned by Jackson Hewitt)
83 Black Customer Chairs
5 Grey Tax Prep Chairs
18 Red Tax Prep Chairs
3 Filing Cabinets
3 6 foot folding tables
1 4x10 overhead sign
1 channel letter sign (TAX SERVICE)
1 3x14 foot sign (with 2 3x3 logo faces and 1 2x8 Tax Service Face)
6 Illuminated interior window signs with interchangeable faces
4 coffee stands
3 coffee tables
1 Konica copier (1015) and stand
10 386 computers, with keyboards (1 of which owned by Jackson Hewitt) 14 Dividers (come belong to Jackson Hewitt)
3 overhead projectors
8 2-line phones
1 HP 4+ printer
1 486 Computer, color monitor and keyboard
Front office printing devices

The attached leased equipment to the extent not included above, which are on an Aloha Lease.

All offices have:

Miscellaneous Supplies
Trash Cans
Wall signs
Crates
Radios
Employee boxes
Banners

All rights to any the leased for the premises and dated June 14, 1995 for the premises known as: 3071 Sheriden Drive, Store 10 in Amherst, NY with lessor Northtown, Inc.

All rights to telephone numbers: 871-9685, 832-7628, 284-0002, 297-0007, Seller to retain all deposits.

All rights contained in any Aloha Lease for equipment leased to Seller and used in the franchised business.

Total Purchase Price: $329,542.00


/s/ SUSAN VENTRESCA
------------------------------
Susan Ventresca, Seller

                         RELEASE AGREEMENT - Exhibit C


         This Release Agreement (the "Agreement") is made and entered into as of this ____ day of ____________, 1997, by and between Jackson Hewitt Inc., a Virginia corporation ("Franchiser"), and Susan Ventresca the ("Franchisee").

         WHEREAS, Franchiser and Franchisee have entered into an agreement for Franchiser to purchase the territories listed on Exhibit A attached hereto and made a part hereof by reference, for the operation of Jackson Hewitt Tax Service offices in the State of New York ("Agreement of Purchase and Sale"); and

         WHEREAS, Franchiser and Franchisee are parties to certain Franchise Agreements related to such territories ("Franchise Agreements").

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

         1. Franchisee and each of its agents, servants, successors, officers, directors, guarantors, heirs and assigns, fully and finally release, acquit, and forever discharge Franchiser, its present and former agents, servants, successors, officers, directors, shareholders, employees, assigns and affiliates, and all other persons, firms, corporations, associations, or partnerships of and from any and all claims, actions, causes of action, demands, damages, costs, loss of services, expenses, and compensation which Franchisee now has, known or unknown, foreseen and unforeseen, arising under or relating to any Franchise Agreement, any laws affecting the sale of a franchise including without limitation to any state and/or federal franchise registration and/or disclosure laws or regulations, up to and including the date hereof, and any and all manner of other claims, accounts, debts, demands, damages, losses, causes of action, actions, liabilities, or suits, whether at law or in equity, whether known or hereafter discovered, which Franchisee or its agents, servants, successors, officers, directors, guarantors, and assigns individually or collectively has against Franchiser or its agents, servants, successors, heirs, assigns, or affiliates. Franchisee hereby acknowledges that Franchiser is in good standing pursuant to the terms of the Franchise Agreements, and that Franchiser has performed all of its obligations thereunder.

         2. Franchisee shall be responsible for any claims made by any third party relating to or arising out of Franchisee's performance under the Franchise Agreements including, without limitation, any tort claims brought by any third party. Franchisee shall indemnify and hold Franchiser harmless against any and all such claims. Nothing contained herein shall be construed to release, satisfy, discharge or in any way hinder, delay or affect a recovery by Franchiser against Franchisee with respect to any cost, damage, expense, claim, or other liability imposed upon or suffered by Franchiser as a result of any claim or claims which are brought by any third party against franchiser because of any act or omission of Franchisee.

         3. Notwithstanding anything contained herein to the contrary, any rights or obligations which may arise between or among any of the parties hereto as a result of the execution of this Agreement, any future business dealings, or transactions between or among any of the parties hereto shall survive the execution of this Agreement.

         4. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion, and such remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, that in the event of a declaration of invalidity the provision declared invalid shall not be invalidated in its entirety, but shall be observed and performed by the parties to the extent such provision is valid and enforceable.

         5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

         6. This Agreement and the Agreement of Purchase and Sale shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings except that this Agreement shall not apply to any post-term covenants contained in the Franchise Agreements, and provided further that the Mutual Release Agreement to which Purchaser and Ventresca are parties dated December 31, 1996, shall remain in full force and effect in accordance with its terms. This Agreement may not be released, discharged, abandoned, changed, or modified in any manner except by an instrument in writing signed on behalf of each of the parties hereto.

         7. This Agreement shall be governed and construed under and in accordance with the laws of the Commonwealth of Virginia without reference to the conflict of laws principles thereof.

         8. The provisions of Section 16.d. and e. of the Agreement and Purchase of Sale, related to submission to jurisdiction and notices, respectively, are incorporated into this Agreement by reference and made a part hereof.


         IN WITNESS WHEREOF, the parties have executed, sealed, and delivered this Agreement the day and year set forth above.


                                   FRANCHISER:
                                   JACKSON HEWITT INC.


                                   ---------------------------
                                   Keith E. Alessi
                                   Chairman, President and CEO


                                   FRANCHISEE:


                                   ---------------------------
                                   Susan Ventresca

EXHIBIT A

Franchisee's Jackson Hewitt Inc. granted franchise territories consist of the following:

NY021 with zips: 14301, 14092, 14305, 14174
NY019 with zips: 14132, 14120, 14131
NY201 with zips: 14150, 14217 West of excluding Elmwood Avenue and N of including Sheridan Drive
0
NY202 with zips: 14216, 14217 E of including Elmwood Ave. and S. of excluding Sheridan Drive, 14207

                          ALLOCATION OF PURCHASE PRICE

Purchaser, Jackson Hewitt Inc. and Seller, Susan E. Ventresca, having entered into an Agreement of Purchase and Sale dated July 1, 1997 hereby agree to allocate the purchase price of: $329,542.00, as follows:

Electronically provided customer information: $290,000.00.

Furniture and Equipment: $10,000.00.

Goodwill: $9,542.00

Seller has purchased a Covenant Not to Compete from Seller for $20,000.00.


PURHCASER:                                      SELLER

JACKSON HEWITT INC.


By: /s/ KEITH E. ALESSI                         /s/ SUSAN E. VENTRESCA
   -----------------------------------------    ----------------------------
   Keith E. Alessi, Chairman, President, CEO    Susan E. Ventresca